                                  MBF I, LLC
                            8 East 83rd Street, 5-D
                            New York, New York 10028

                                October 4, 1996

Protein Polymer Technologies, Inc.
10655 Sorrento Valley Road
San Diego, California 92121

Attention:   Mr. J. Thomas Parmeter
             President and Chief Executive Officer

Ladies and Gentlemen:

          This letter (this "Agreement") sets forth the agreement between MBF I,
                             ---------
LLC, a California limited liability company ("MBF"), and Protein Polymer
                                              ---
Technologies, Inc., a Delaware corporation (the "Company").
                                                 -------
          1. Introduction. Commencing on the date hereof (the "Effective Date"),
             ------------                                      --------------
MBF will use its best efforts to assist the Company in increasing value to the Company's security holders through expansion of the market, base, trading volume, coverage and price for the Company's common stock, $.01 par value (the "Stock"). Such services to be provided by MBF to the Company in connection with
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this engagement, when and as reasonably requested or approved by the Company, may include, without limitation, the following:

          . Advise the Company with respect to strategic business alternatives.

          . Undertake due diligence examinations to enable MBF to familiarize itself with the business, financial condition, operations, asset values and prospects of the Company.

          . Advise the Company with respect to the general structuring of financing or strategic transactions.

          . Advise the Company with respect to negotiating financing or strategic transactions.

          . As compensation for services rendered hereunder, MBF will receive from the Company warrants to purchase up to 750,000 shares of Stock (the "Warrant Shares"), all as more fully set
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                                  Exhibit 99.6
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Protein Polymer Technologies, Inc.
October 4, 1996
Page 2

forth herein. During the term of this Agreement, the Company shall provide reasonable assistance to MBF in its efforts as reasonably required in order for MBF to respond to due diligence requests by potential investor or third party collaborators. MBF recognizes the confidential nature of certain information to be furnished to it hereunder, and agrees to execute the confidentiality agreement in the form attached hereto as Exhibit A (the "Confidentiality
                                                         ---------------
Agreement").
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       2. Warrants.
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          (a) On the Effective Date, MBF shall be issued warrants to purchase
50,000 Warrant Shares at an exercise price equal to the greater of (i) one hundred twenty percent (120%) of the average between the closing bid and ask price of the Stock on the Effective Date, or (ii) $3.75 per share.

          (b) MBF shall be issued warrants to purchase an additional 100,000 Warrant Shares if, prior to January 31, 1997, the Company closes an equity investment in the Company of at least $3 million. The exercise price of such warrants shall be $6.00 per share.

          (c) MBF shall be issued warrants to purchase an additional 250,000 Warrant Shares if, prior to January 31, 1998, the Company closes an equity investment in the Company of at least $5 million (excluding the financing described in subsection (b) above) at a price of not less than $4.00 per share of Stock (or common stock equivalent) (appropriately adjusted for stock splits, recapitalizations and the like). The exercise price of such warrants shall be $6.00 per share.

          (d) MBF shall be issued warrants to purchase an additional 100,000 Warrant Shares if the average between the closing bid and ask price for the Stock during any 21 consecutive trading days between the Effective Date and prior to July 31, 1998 is at least $8.00. The exercise price of such warrants shall be $7.50 per share.

          (e) MBF shall be issued warrants to purchase an additional 100,000 Warrant Shares if the average between the closing bid and ask price for the Stock during any 21 consecutive trading days between the Effective Date and prior to December 31, 1998 is at least $9.00. The exercise price of such warrants shall be $7.50 per share.
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Protein Polymer Technologies, Inc.
October 4, 1996
Page 3

          (f) MBF shall be issued warrants to purchase an additional 150,000 Warrant Shares if the average between the closing bid and ask price for the Stock during any 21 consecutive trading days between the Effective Date and prior to June 30, 1999 is at least $10.00. The exercise price of such warrants shall be $7.50 per share.

          (g) Warrants issued to MBF pursuant to subsections (a)-(f), above, shall be substantially in the form attached hereto as Exhibit B and shall have a term of five years from the dates on which such warrants are issued and the performance criteria therefor has been satisfied, and shall expire if not exercised by MBF prior to the expiration of such five-year term. The vesting or "earning" of each of the foregoing six warrants is not dependent upon earning or vesting any other warrant. Once earned, such warrants, the Warrant Shares and the rights associated therewith shall not be assignable by MBF without the Company's prior written consent, which will not be unreasonably withheld, but subject in all cases to compliance with applicable securities laws.

          3. The Warrant Shares. The Warrant Shares shall be unregistered but
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shall have all other rights and characteristics (including par value, voting rights and non-assessability) as the Stock at the time of exercise of warrants by MBF. Not more than once each year, MBF shall have the right to demand registration of the Warrant Shares at its sole expense; provided, however, that MBF shall also be entitled to "piggyback" registration of the Warrant Shares on any registration of Stock by the Company (subject to cutbacks on a pro rata basis). MBF and the Company shall enter into a Registration Rights Agreement substantially in the form of Exhibit C hereto with respect to such rights.

          4. Consulting Fee.
             --------------

          (a) As a consulting fee for services rendered hereunder, MBF shall be entitled to receive from the Company (i) payments aggregating $100,000 in the event of a closing of the transaction described in Section 2(b) above, plus (ii) payments aggregating $200,000 in the event of a closing of the transaction described in Section 2(c) above, in either of such cases within the time frames set forth in such sections. Such fees, if earned, shall be payable in quarterly installments of $25,000 in the aggregate commencing on the first day of the Company's first

Protein Polymer Technologies, Inc.
October 4, 1996
Page 4

fiscal quarter following the closing of such transaction. The Company's obligation to pay any fees earned pursuant to this Section 4 shall survive any termination of this Agreement.

          (b) In addition to the foregoing, in the event that Fisher introduces the Company to other business, licensing or financial opportunities, the Company, in its sole and absolute discretion, may consider additional compensation to Fisher, but shall not be obligated in any way whatsoever under this paragraph (b).

          5. Expenses. The Company shall reimburse MBF for any pre-approved
             --------
reasonable expenses incurred in furtherance of his responsibilities hereunder.

          6. Term and Termination.
             --------------------

          (a) Unless earlier terminated, pursuant to subparagraph (b) below, this Agreement shall commence on the Effective Date and shall terminate on January 31, 1998 if the warrants described in Section 2(b) or (c) above have not been earned by such date. If such warrants described in Section 2(b) or (c) have been earned by January 31, 1998, this Agreement shall terminate on June 30, 1999.

          (b) Notwithstanding anything herein to the contrary, the Company may terminate this Agreement by written notice to MBF:

              (1) in the event that MBF or its affiliate, Mark B. Fisher, has
(i) committed a material breach of the terms of this Agreement or any other material legal obligation to the Company and failed to cure such breach within thirty (30) days of written notice to MBF that such breach has occurred, (ii) failed to perform any of the material obligations under the Confidentiality Agreement, (iii) demonstrated gross negligence or willful misconduct in the execution of the services rendered hereunder, (iv) been convicted of or pleaded nolo contendere to a felony or other serious crime, (v) been sanctioned or
---------------
enjoined by any regulatory or quasi regulatory body or agency, including without limitation the Securities and Exchange Commission or the National Association of Securities Dealers, Inc., (vi) engaged in business practices which, in the opinion of the Board of Directors of the Company, as confirmed in

Protein Polymer Technologies, Inc.
October 4, 1996
Page 5

a duly adopted resolution, publicly disparage the Company, or (vii) misappropriated assets of the Company; or

                 (2) upon the closing of a transaction, or series of related transactions, pursuant to which (i) the Company sells all or substantially all of its assets to an unaffiliated third party, or (ii) an unaffiliated third party or "group" acquires more than 90% of the outstanding voting stock of the Company; or

                 (3) in the event that Mark B. Fisher ceases to own 75% of the outstanding equity interests of MBF.

          7. Representations. As an inducement to each of the parties to enter
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into this Agreement, the Company represents to MBF, and MBF represents to the
Company, that it is authorized to enter into this Agreement and that the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action, and that the execution, delivery and performance of this Agreement will not violate any agreement to which it is a party, or violate or conflict with any law, rule or regulation applicable to, or binding upon, it. The representations set forth herein shall survive any termination of this Agreement.

          8. Costs of Enforcement. In the event of any dispute related to or
             --------------------
arising under this Agreement, the prevailing party shall be entitled to recover from the nonprevailing party its costs and expenses related to such dispute, including reasonable attorneys' fees.

          9. Company's Absolute Right of Rejection. Notwithstanding anything
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herein to the contrary, the Company shall retain the right, in its sole and absolute discretion, for any reason or no reason, to reject any offer, proposal, bid, subscription or other arrangement related to any financing or arrangement contemplated hereby, whether or not MBF would earn any fee or receive any warrants as a result of the consummation of such financing or arrangement.

Protein Polymer Technologies, Inc.
October 4, 1996
Page 6

          10. Miscellaneous. This Agreement shall be governed by the internal
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laws (and not the law of conflicts) of the State of California. This Agreement is personal in nature and may not be assigned by MBF.

          If the foregoing is consistent with your understanding, please execute the attached duplicate original of this letter and return it to my attention, whereupon this Agreement will become binding upon us.

                                Very truly yours,

                                MBF I, LLC,
                                a California limited liability company

                                By: /s/ Mark B. Fisher
                                   ---------------------------------
                                      Mark B. Fisher, President

ACCEPTED AND AGREED TO:

PROTEIN POLYMER TECHNOLOGIES, INC.,
a Delaware corporation

By: /s/ J. Thomas Parmeter
   -------------------------------------
          J. Thomas Parmeter, President
          and Chief Executive Officer

Exhibits
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A - Form of Confidentiality Agreement
B - Form of Warrant
C - Form of Registration Rights Agreement